Exhibit 99.1

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

Contact:

Robert Stefanovich

Executive Vice President, Chief Financial Officer

Artemis International Solutions Corporation

949-660-6555

robert.stefanovich@us.aisc.com

ARTEMIS REPORTS FOURTH QUARTER 2005 FINANCIAL RESULTS

NEWPORT BEACH, Calif., March 15, 2006 – Artemis International Solutions Corporation (OTCBB: AMSI), the leading provider of Investment Planning and ControlTM solutions, today reported its financial results for the quarter and fiscal year ended December 31, 2005.

Artemis reported $13.0 million in total revenue for the quarter ended December 31, 2005, up 28.6% from $10.1 million in the third quarter of 2005 and down 10.0% from $14.4 million for the same quarter of 2004.

Software license revenue was $3.7 million, up 116.0% from $1.7 million in the third quarter of 2005 and down 19.2% from $4.5 million in the same quarter of 2004. Software license and support revenue was 60.3% of total revenue compared to 61.9% in the same quarter of 2004.

The Company reported non-GAAP loss of $(0.6) million, or $(0.05) per common share, for the fourth quarter of 2005, compared to a non-GAAP loss of $(1.1) million, or $(0.10) per common share, in the third quarter of 2005 and a non-GAAP income of $1.6 million, or $0.16 per common share, in the fourth quarter of 2004. Non-GAAP loss for the third quarter of 2005 excludes $0.2 million in amortization, while excluding $1.9 million in amortization and impairment charges and $0.7 million in restructuring charges for the fourth quarter of 2004.

On a US GAAP basis, the company’s net loss for the fourth quarter of 2005 was $(0.6) million, or $(0.05) per common share. This compares to a net loss of $(1.3) million, or $(0.12) per common share, in the preceding quarter and $(1.0) million, or $(0.10) per common share, for the fourth quarter of 2004.

“Demand for our flagship product Artemis 7 continues to strengthen world-wide with the addition of 38 new Artemis 7 customers during 2005”, said Patrick Ternier, president and CEO of Artemis,

“ Transforming this demand in actual license sales has been particularly successful in Europe and Japan, where A7 license sales have grown Year over Year respectively at 55% and 85%. A number of significant steps, including the transaction announced earlier this week, have been taken to allow us to execute similarly in the US, in our continued effort to establish worldwide leadership in the Product Portfolio Management space.”

For the full year 2005, Artemis reported $47.4 million in revenue, a non-GAAP loss of $(2.6) million, and a US GAAP net loss of $(4.0) million or $(0.38) per common share. This compares to $52.4 million in revenue, a non-GAAP loss of $(1.9) million, and a US GAAP net loss of $(9.7) million or $(0.97) per common share for the full year 2004. Non-GAAP loss for 2005 and 2004 exclude amortization, impairment and restructuring charges of $1.5 million and $7.8 million, respectively.

The Company reported a cash balance of $4.1 million as of December 31, 2005.

On March 10, 2006, the Company entered into a merger agreement with a wholly-owned subsidiary of Trilogy, Inc., in a transaction valued at approximately $27 million. The agreement provides for the payment of $1.60 per share to holders of Artemis’ common stock, and $2.20 per share for the holders of Series A Preferred Stock of Artemis, which represents their liquidation value. The transaction is subject to certain covenants relating to the Company’s financial performance and the approval of the stockholders of Artemis, with a meeting of the stockholders expected to be held in May 2006. On completion of the merger, Artemis will become a part of Trilogy’s recently announced Versata Group. The Company incurred approximately $0.4 million in acquisition-related expenses during the quarter ended December 31, 2005. Excluding these acquisition-related expenses, the company’s non-GAAP loss and US GAAP net loss for the fourth quarter of 2005 were $(0.1) million, or $(0.01) per common share.

Further highlights of the year were as follows:

Additional sales of Artemis solutions to:

•      New Product Development: Arcelor, BAE Systems, Beijing Mobile Communication Co. Ltd, Bell Aerospace, China Telecom Shangai R&D Institute, Cummins Inc, Denso Corporation, Fasotec Co., Gambro Renal Products, Genmab, KAPL, JATCO Ltd, LG Chemical Ltd, LG Micron, Lockheed Martin, Maruho Co., Ltd. (Kyoto), NAVSEA, Northrop Grumman, RATP (Paris Metro), Raytheon, and Rockwell.

•      IT Management and Governance:  Banco Espirito Santo, CALYON, CEA ( French Nuclear Agency), CUMMINS Inc., France Telecom DPS, France Telecom SCE Transoac, Generali

IT-Solutions GmbH, Hitachi (Tokyo), INAIL, IT-AmtBw, LA POSTE DIAQ, Landeshauptstadt München, Ministère des Transports du Québec, Pfizer Japan Inc., PT Bank Rakyat Indonesia (BRI), Renault, SiNSYS, Sogei - Agenzia del Territorio, Somerfield, SSB, System U Est, and The Bank Of England

•      Strategic Asset Optimization: American Electric Power - Cook Nuclear Plant, Ergon Energy, PSEG, and RATP Engineering Department, SNCF (French Railways)

•      Major new release of Artemis 7-based solutions, with Version 6.1 offering advanced project and resource management capabilities including real-time multi-project management, resource management and analysis and performance tracking and reporting.

•      Reached a milestone of over 600,000 users world-wide.

•      Launched successful International Business Conference on Enterprise Applications of Project Portfolio Management with presentations from Actelion (Pharmaceuticals - Switzerland), BAE Naval Systems (Defense - UK), CIPE - the Ministry of Economy and Finance (Central Government - Italy), Exelon (Energy - USA), HSH NordBank (Financial Services - Germany), Banque La Poste (Financial Services - France), Lundbeck (Pharmaceuticals - Denmark), Nokia Networks (Telecommunications - Finland), Regional Development Agencies (Local Government - UK), Telecom Italia (Telecommunications - Italy), T-Systems (ITC services - Germany), and Vodafone Telecommunications - Italy).

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

Consolidated Financial Highlights

	Three Months Ended December 31,				Twelve Months Ended December 31,
		Percent		Percent		Percent		Percent
	2005	of Total		of Total	2005	of Total		of Total
	(Unaudited)	Revenues	2004	Revenues	(Unaudited)	Revenues	2004	Revenues

Statement of Operations Data:

Revenue:
Software	$3,668	28%	$4,542	32%	$11,487	24%	$13,055	25%
Support	4,144	32%	4,370	30%	17,248	36%	17,186	33%
Services	5,140	40%	5,477	38%	18,630	39%	22,204	42%
	12,952	100%	14,389	100%	47,365	100%	52,445	100%
Cost of revenue:
Software	142	1%	86	1%	447	1%	232	0%
Support	1,276	10%	1,334	9%	4,990	11%	5,676	11%
Services	3,830	30%	4,220	29%	14,973	32%	17,582	34%
	5,248	41%	5,640	39%	20,410	43%	23,490	45%

Gross margin	7,704	59%	8,749	61%	26,955	57%	28,955	55%

Operating expenses:
Selling and marketing	3,680	28%	3,760	26%	14,877	31%	14,327	27%
Research and development	2,086	16%	1,913	13%	7,862	17%	7,710	15%
General and administrative	2,123	16%	2,226	15%	7,375	16%	8,701	17%
Amortization expense	—	0%	1,029	7%	1,489	3%	4,117	8%
Impairment charges	—	0%	913	6%	—	0%	913	2%
Restructuring charges	—	0%	691	5%	—	0%	2,740	5%
	7,889	61%	10,532	73%	31,603	67%	38,508	73%
Operating loss	(185)	-1%	(1,783)	-12%	(4,648)	-10%	(9,553)	-18%

Net interest expense	222	2%	58	0%	747	2%	502	1%
Other non-operating (income) expense, net	(34)	0%	(671)	-5%	(2,055)	-4%	(538)	-1%
	188	1%	(613)	-4%	(1,308)	-3%	(36)	0%

Loss before income taxes	(373)	-3%	(1,170)	-8%	(3,340)	-7%	(9,517)	-18%

Income tax expense (gain)	182	1%	(150)	-1%	705	1%	168	0%

Net loss	$(555)	-4%	$(1,020)	-7%	$(4,045)	-9%	$(9,685)	-18%

Basic and diluted loss per common share	$(0.05)		$(0.10)		$(0.38)		$(0.97)

Weighted average common shares used in computing basic and diluted loss per common share	10,861		10,059		10,743		9,988

Reconciliation of Net loss to Non-GAAP income (loss):
Net loss	$(555)		$(1,020)		$(4,045)		$(9,685)
Amortization	—		1,029		1,489		4,117
Impairment charges	—		913		—		913
Restructuring charges	—		691		—		2,740
Non-GAAP income (loss) (1)	$(555)		$1,613		$(2,556)		$(1,915)

Basic Non-GAAP income (loss) per common share	$(0.05)		$0.16		$(0.24)		$(0.19

Weighted average common shares used in computing basic Non-GAAP income (loss) per common share	10,861		10,059		10,743		9,988

(1)   Non-GAAP income (loss) represents net earnings (loss) before amortization, impairment and restructuring charges. Non-GAAP income (loss) is not indicative of cash provided by or used in operating activities and may differ from comparable information provided by other companies. Non-GAAP income (loss) should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with accounting principles generally accepted in the United States.  Non-GAAP income (loss) is commonly used in the industry and is presented because Artemis believes it provides relevant and useful information to investors. Investors would use such a measure to analyze and compare companies on the basis of current period operating performance. Artemis utilizes and has disclosed Non-GAAP income (loss) to provide additional information with respect to its ability to meet future capital expenditures and working capital requirements, to incur indebtedness if necessary, and to fund growth.

About Artemis International Solutions Corporation

Artemis International Solutions Corporation (OTCBB:AMSI) is one of the world’s leading providers of investment planning and control solutions that help organizations execute strategy through effective portfolio and project management. Artemis has refined 30 years’ experience into a suite of solutions and packaged consulting services that address the specific needs of both industry and the public sector including new product development, IT management, program management, and strategic asset optimization. With a global network covering 44 countries, Artemis is helping thousands of organizations to improve their business performance through better alignment of strategy, investment planning and project execution. For more information, visit www.aisc.com.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company’s growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.

# # #